Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 33-94026, 33-51234, 33-75028, 33-77684, 33-57628, 33-80581, 33-80583, 333-42775, 333-89325, 333-89329, 333-89327, and 333-114694 on Form S-8 of our report dated March 1, 2007, relating to the consolidated financial statements and financial statement schedule of Apria Healthcare Group, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements) and of our report dated March 1, 2007, relating to management’s report on the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report on Form 10-K of Apria Healthcare Group, Inc. and subsidiaries for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP
Costa Mesa, California
March 1, 2007